Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 17, 2024 with respect to the financial statements of Applied DNA Sciences, Inc. for the years ended September 30, 2024 and 2023 included in the Annual Report on Form 10-K.

/s/ Marcum LLP

Melville, NY

July 24, 2025